EXHIBIT 5.1
                                                                     -----------

                                                            August 16, 1999

Board of Directors
InteliData Technologies Corporation
11600 Sunrise Valley Drive
Suite 100
Reston, Virginia  20191

                       Registration Statement on Form S-3
                       InteliData Technologies Corporation

Ladies and Gentlemen:

         We are acting as counsel for InteliData Technologies Corporation (the "Company") in connection with its registration under the Securities Act of 1933 of 6,270,000 shares of its common stock (the "Shares"), with 270,000 of such Shares being issuable upon the exercise of certain outstanding Company warrants (the "Warrants") and 6,000,000 Shares being issuable upon the conversion of the Company's 4% Series B Convertible Preferred Stock ("Preferred Stock"), as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission").

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares, upon issuance pursuant to the exercise of the Warrants and pursuant to the conversion of the Preferred Stock and in exchange for the consideration provided for therein, will be duly authorized and legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Commission.


                                                     Very truly yours,


                                                     /s/ Hunton & Williams

                                                     Hunton & Williams